Exhibit 99.1

Cincinnati Bell Delivers Revenue and Earnings Growth in 2008

Investments in Wireless and Technology Solutions drive solid full-year performance

CINCINNATI--(BUSINESS WIRE)--February 5, 2009--Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the full year and fourth quarter 2008. For the year, revenue of $1.4 billion represented an increase of $54 million or 4 percent over 2007. Operating income was $305 million with net income of $103 million and earnings per share on a diluted basis of 38 cents. Net income excluding special items1, which is detailed in the attached financial information, was $107 million or 40 cents per diluted share, up $11 million or 7 cents per diluted share from 2007 also excluding special items. Adjusted earnings before interest, taxes, depreciation and amortization2 (Adjusted EBITDA) equaled $480 million, an increase of $7 million or 2 percent from 2007.

For the fourth quarter, revenue of $357 million represented a decline of 1 percent from a year ago. Operating income was $88 million, up $48 million from the fourth quarter of 2007 due to 2007 restructuring charges of $38 million and a 2008 operating tax settlement of $10 million. Net income was $38 million or 15 cents per diluted share, an increase of $37 million or 16 cents per share. Excluding special items, net income was $26 million or 10 cents per diluted share, an increase of $3 million or 2 cents per share from 2007. Adjusted EBITDA in the quarter totaled $121 million, up $3 million or 3 percent from the fourth quarter of 2007.

“Cincinnati Bell executed on its proven strategy in 2008. Last year, we launched new products and services, reduced net debt, and implemented a share repurchase program, while increasing both revenue and earnings,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell. “We are confident that our businesses are well-positioned to continue delivering exciting value-based offerings that will appeal to our customers during these challenging times.”

Fourth-Quarter and Full-Year Performance Highlights

  Quarterly revenue from the Technology Solutions segment equaled $89 million, up 13 percent from a year ago, reflecting growth of 31 percent in data center and managed services revenue. For the year, total segment revenue increased 22 percent to $315 million. Operating income was even with 2007 while Adjusted EBITDA grew by 32 percent year over year.

  Wireless service revenue in the quarter was $72 million, up $2 million or 3 percent from the fourth quarter of 2007. Full-year service revenue totaled $291 million, an increase of 9 percent from 2007. For the year, operating income was up 36 percent with a 12 percent increase in Adjusted EBITDA compared to 2007.
  Wireline segment profitability remained solid for the quarter and year as data, long distance, and expansion markets revenue growth helped offset the impact of lower consumer voice revenue in the company’s traditional operating area. Wireline operating income for the year was $262 million with Adjusted EBITDA of $382 million.
  Year-over-year DSL subscriber growth equaled 5 percent. At the end of the fourth quarter, Cincinnati Bell had 233,000 DSL subscribers.
  Free cash flow3 was $63 million in the fourth quarter and $164 million for the year, an increase of $105 million over 2007. Net debt4 totaled $1.93 billion at the end of 2008, a reduction of $49 million from the end of 2007, which included the repurchase of $108 million of bonds at a discount.
  Common stock repurchases totaled $9 million or 4 million shares in the fourth quarter of 2008. The company has purchased a total of $77 million or 21 million shares, which represented 8 percent of shares outstanding at the end of 2007, under the common stock repurchase program authorized by the Board of Directors in February 2008. Cincinnati Bell expects to continue repurchases in 2009. The timing and nature of repurchases are subject to market conditions and applicable securities laws.
  Cincinnati Bell met or exceeded its 2008 financial guidance:
Category	2008 Actual Results	2008 Revised Guidance
Revenue	$1.4 billion	Approx. $1.4 billion
Adjusted EBITDA	$480 million	Approx. $480 million
Capital Expenditures	$231 million; 16% of revenue	Approx. 16% of revenue
Free Cash Flow	$164 million	Approx. $150 million

“We are pleased with our financial results, which combined with our annual 2009 guidance, highlight the strength of our business model,” said Gary Wojtaszek, chief financial officer. “Additionally, the positive free cash flow our business generates combined with a lack of significant bond maturities until 2013, provides us with a great amount of flexibility to repurchase our debt at attractive rates, continue to retire some of our equity and also opportunistically invest in the business so we can continue to grow revenue and earnings.”

Wireline Segment

Fourth quarter Wireline revenue equaled $198 million compared with $212 million a year ago. The revenue decrease included the impact of a large business customer premise wiring project that occurred in the fourth quarter of 2007. Operating income for the quarter increased to $79 million from $35 million, primarily due to the favorable settlement of an operating tax claim in 2008 and restructuring charges in 2007 associated with the company’s early retirement program. Fourth quarter Adjusted EBITDA, which excludes these special items, totaled $96 million compared to $97 million a year ago. For the full year, segment revenue was $804 million, down 2 percent from 2007. Operating income was $262 million with Adjusted EBITDA of $382 million.

Year-over-year total access line loss in the fourth quarter was 6.5 percent compared to a year-over-year loss in the third quarter of 6.8 percent. Growth in the residential and business access lines in the company’s expansion markets continued to partially offset the impact of a loss of consumer access lines in its traditional service area.

Wireless Segment

Quarterly revenue from the Wireless segment increased 1 percent to $79 million from a year ago and operating income equaled $11 million. Adjusted EBITDA was $20 million, up 2 percent from the fourth quarter of 2007, primarily due to a $2 million, or 3 percent, increase in service revenue. For the year, Wireless revenue totaled $316 million, up $22 million or 7 percent from 2007. Operating income was $47 million, up $13 million. Adjusted EBITDA equaled $83 million, up $9 million or 12 percent from a year ago.

Cincinnati Bell had 551,000 wireless customers at the end of the fourth quarter, which included year-over-year growth of 1 percent in its postpaid subscriber base. Consistent with the overall retail sector, the company also experienced soft wireless sales in the fourth quarter. Postpaid quarterly average revenue per user (ARPU) was $48.46, an increase of $2.32 from the fourth quarter of 2007. This improvement reflects the company’s focus on acquiring smart phone subscribers. Prepaid ARPU was $25.15, down 4 percent year-over-year.

Technology Solutions Segment

Technology Solutions quarterly revenue was $89 million, up $11 million or 13 percent from the fourth quarter of 2007. Fourth quarter Data Center and Managed Services revenue grew 31 percent year-over-year while Telecommunications and IT Equipment revenue increased 4 percent. Operating income in the quarter totaled $5 million, down slightly from 2007 due to increased depreciation. Fourth quarter Adjusted EBITDA was $10 million, up 3 percent from a year ago. Total segment revenue for the year was $315 million, up $57 million or 22 percent from 2007. Adjusted EBITDA of $35 million increased 32 percent over last year. Full year operating income of $18 million was flat with 2007, as the increased EBITDA was offset by increased depreciation expense on data center assets.

Capital expenditures for the segment, which were $22 million in the fourth quarter and totaled $78 million for the year, were primarily used to construct new data center space. Billable data center capacity at the end of the fourth quarter was 209,000 square feet, up 7,000 square feet during the quarter. A total of 6,000 square feet began billing in the fourth quarter. This led to an 88 percent utilization rate, which was equal to the third quarter of 2008.

2009 Outlook

Commenting on Cincinnati Bell’s outlook for 2009, Chief Financial Officer Gary Wojtaszek said, “We are taking the appropriate actions to minimize the financial impact of the current economic environment on our business. Earlier today Cincinnati Bell announced important changes to its legacy pension and retiree healthcare plans that will result in cost reductions of approximately $140 million over the next 10 years. In addition, the renegotiation of certain billing and services contracts in 2008 and a management salary freeze in 2009 will help better align our cost structure with the competitive environment.”

The company today announced that it will freeze pension benefits for certain management employees below 50 years of age and provide a 10-year transition period for those employees over the age of 50 after which the pension benefit will no longer be increased. Additionally, the company announced it will phase out the retiree healthcare plan for all management employees and certain retirees in 10 years.

Cincinnati Bell is providing the following guidance for 2009:

Category	2009 Guidance
Revenue	Approx. $1.4 billion
Adjusted EBITDA	Approx. $480 million*
Free Cash Flow	Approx. $150 million*

*Plus or minus 2 percent

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the fourth quarter and full year 2008. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1233. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on Feb., 19, 2009. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 9741960. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and Internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; uncertainty in U.S. and world securities markets that could result in increased costs for the Company and limit its financing alternatives; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of Feb. 5, 2009. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about net income excluding special items, free cash flow, net debt, and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA). These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, Adjusted EBITDA, net debt and free cash flow to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

2Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with this measure as defined by other companies.

3Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

4Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, and wireless services—that help keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world.

In addition, businesses ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services.

Cincinnati Bell conducts its operations through three business segments: Wireline, Wireless, and Technology Solutions. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2008	2007	$	%	2008	2007	$	%

Revenue	$356.8	$359.9	$(3.1)	(1%)	$1,403.0	$1,348.6	$54.4	4%

Costs and expenses
Cost of services and products	166.2	172.2	(6.0)	(3%)	639.8	609.7	30.1	5%
Selling, general and administrative	71.2	69.4	1.8	3%	285.0	265.9	19.1	7%
Depreciation and amortization	40.2	40.0	0.2	1%	153.9	150.8	3.1	2%
Restructuring charges	1.0	37.5	(36.5)	n/m	28.1	39.8	(11.7)	n/m
Operating tax settlement	(10.2)	-	(10.2)	n/m	(10.2)	-	(10.2)	n/m
Asset impairment	-	-	-	n/m	1.2	-	1.2	n/m

Operating income	88.4	40.8	47.6	117%	305.2	282.4	22.8	8%

Interest expense	33.6	37.8	(4.2)	(11%)	139.7	154.9	(15.2)	(10%)
Loss (gain) on extinguishment of debt	(11.9)	-	(11.9)	n/m	(14.1)	0.7	(14.8)	n/m
Other expense (income), net	3.6	(0.4)	4.0	n/m	3.4	(3.1)	6.5	n/m

Income before income taxes	63.1	3.4	59.7	n/m	176.2	129.9	46.3	36%
Income tax expense	25.6	2.7	22.9	n/m	73.6	56.7	16.9	30%

Net income	37.5	0.7	36.8	n/m	102.6	73.2	29.4	40%

Preferred stock dividends	2.6	2.6	-	0%	10.4	10.4	-	0%

Net income (loss) applicable to common shareowners	$34.9	$(1.9)	$36.8	n/m	$92.2	$62.8	$29.4	47%

Basic earnings (loss) per common share	$0.15	$(0.01)			$0.39	$0.25
Diluted earnings (loss) per common share	$0.15	$(0.01)			$0.38	$0.24

Weighted average common shares outstanding
(in millions)
- Basic	228.5	247.6			237.5	247.4
- Diluted	230.0	247.6			242.7	256.8

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2008	2007	$	%	2008	2007	$	%
Wireline
Revenue
Voice - local service	$93.2	$103.7	$(10.5)	(10%)	$389.1	$432.4	$(43.3)	(10%)
Data	69.2	66.8	2.4	4%	273.5	258.6	14.9	6%
Long distance and VoIP	24.6	21.0	3.6	17%	98.3	79.3	19.0	24%
Other	10.9	20.4	(9.5)	(47%)	42.7	51.4	(8.7)	(17%)

Total revenue	197.9	211.9	(14.0)	(7%)	803.6	821.7	(18.1)	(2%)

Operating costs and expenses
Cost of services and products	64.5	77.6	(13.1)	(17%)	265.9	276.6	(10.7)	(4%)
Selling, general and administrative	37.3	37.5	(0.2)	(1%)	156.0	151.0	5.0	3%
Depreciation and amortization	26.0	27.4	(1.4)	(5%)	101.9	105.5	(3.6)	(3%)
Restructuring charges	1.1	34.0	(32.9)	n/m	27.1	36.1	(9.0)	n/m
Operating tax settlement	(10.2)	-	(10.2)	n/m	(10.2)	-	(10.2)	n/m
Asset impairment	-	-	-	n/m	1.2	-	1.2	n/m

Total operating costs and expenses	118.7	176.5	(57.8)	(33%)	541.9	569.2	(27.3)	(5%)

Operating income	$79.2	$35.4	$43.8	124%	$261.7	$252.5	$9.2	4%

Wireless
Revenue
Service	$72.0	$69.6	$2.4	3%	$290.5	$267.5	$23.0	9%
Equipment	6.5	7.8	(1.3)	(17%)	25.6	27.0	(1.4)	(5%)

Total revenue	78.5	77.4	1.1	1%	316.1	294.5	21.6	7%

Operating costs and expenses
Cost of services and products	40.3	40.1	0.2	0%	162.6	152.1	10.5	7%
Selling, general and administrative	18.5	18.0	0.5	3%	70.7	68.2	2.5	4%
Depreciation and amortization	9.2	9.7	(0.5)	(5%)	35.5	37.8	(2.3)	(6%)
Restructuring charges	-	2.1	(2.1)	n/m	0.5	2.1	(1.6)	n/m

Total operating costs and expenses	68.0	69.9	(1.9)	(3%)	269.3	260.2	9.1	3%

Operating income	$10.5	$7.5	$3.0	40%	$46.8	$34.3	$12.5	36%

Technology Solutions
Revenue
Telecom and IT equipment distribution	$58.3	$55.8	$2.5	4%	$201.2	$180.8	$20.4	11%
Data center and managed services	25.5	19.4	6.1	31%	97.7	67.6	30.1	45%
Professional services	4.9	3.0	1.9	63%	16.3	9.9	6.4	65%

Total revenue	88.7	78.2	10.5	13%	315.2	258.3	56.9	22%

Operating costs and expenses
Cost of services and products	68.7	61.4	7.3	12%	240.4	204.6	35.8	17%
Selling, general and administrative	10.0	7.1	2.9	41%	39.7	27.2	12.5	46%
Depreciation and amortization	4.9	2.8	2.1	75%	16.3	7.4	8.9	n/m
Restructuring charges	0.3	1.0	(0.7)	n/m	0.7	1.0	(0.3)	n/m

Total operating costs and expenses	83.9	72.3	11.6	16%	297.1	240.2	56.9	24%

Operating income	$4.8	$5.9	$(1.1)	(19%)	$18.1	$18.1	$(0.0)	0%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2008	2007	$	%	2008	2007	$	%
Revenue
Wireline	$197.9	$211.9	$(14.0)	(7%)	$803.6	$821.7	$(18.1)	(2%)
Wireless	78.5	77.4	1.1	1%	316.1	294.5	21.6	7%
Technology Solutions	88.7	78.2	10.5	13%	315.2	258.3	56.9	22%
Eliminations	(8.3)	(7.6)	(0.7)	9%	(31.9)	(25.9)	(6.0)	23%

Total revenue	$356.8	$359.9	$(3.1)	(1%)	$1,403.0	$1,348.6	$54.4	4%

Cost of Services and Products
Wireline	$64.5	$77.6	$(13.1)	(17%)	$265.9	$276.6	$(10.7)	(4%)
Wireless	40.3	40.1	0.2	0%	162.6	152.1	10.5	7%
Technology Solutions	68.7	61.4	7.3	12%	240.4	204.6	35.8	17%
Eliminations	(7.3)	(6.9)	(0.4)	6%	(29.1)	(23.6)	(5.5)	23%

Total cost of services and products	$166.2	$172.2	$(6.0)	(3%)	$639.8	$609.7	$30.1	5%

Selling, General and Administrative
Wireline	$37.3	$37.5	$(0.2)	(1%)	$156.0	$151.0	$5.0	3%
Wireless	18.5	18.0	0.5	3%	70.7	68.2	2.5	4%
Technology Solutions	10.0	7.1	2.9	41%	39.7	27.2	12.5	46%
Corporate and eliminations	5.4	6.8	(1.4)	(21%)	18.6	19.5	(0.9)	(5%)

Total selling, general and administrative	$71.2	$69.4	$1.8	3%	$285.0	$265.9	$19.1	7%

Depreciation and Amortization
Wireline	$26.0	$27.4	$(1.4)	(5%)	$101.9	$105.5	$(3.6)	(3%)
Wireless	9.2	9.7	(0.5)	(5%)	35.5	37.8	(2.3)	(6%)
Technology Solutions	4.9	2.8	2.1	75%	16.3	7.4	8.9	n/m
Corporate	0.1	0.1	(0.0)	0%	0.2	0.1	0.1	100%

Total depreciation and amortization	$40.2	$40.0	$0.2	1%	$153.9	$150.8	$3.1	2%

Restructuring, Asset Impairment and Operating Tax Settlement
Wireline	$(9.1)	$34.0	$(43.1)	n/m	$18.1	$36.1	$(18.0)	n/m
Wireless	-	2.1	(2.1)	n/m	0.5	2.1	(1.6)	n/m
Technology Solutions	0.3	1.0	(0.7)	n/m	0.7	1.0	(0.3)	n/m
Corporate	(0.4)	0.4	(0.8)	n/m	(0.2)	0.6	(0.8)	n/m

Total restructuring, asset impairment and operating tax settlement	$(9.2)	$37.5	$(46.7)	n/m	$19.1	$39.8	$(20.7)	n/m

Operating Income
Wireline	$79.2	$35.4	$43.8	124%	$261.7	$252.5	$9.2	4%
Wireless	10.5	7.5	3.0	40%	46.8	34.3	12.5	36%
Technology Solutions	4.8	5.9	(1.1)	(19%)	18.1	18.1	(0.0)	0%
Corporate and eliminations	(6.1)	(8.0)	1.9	(24%)	(21.4)	(22.5)	1.1	(5%)

Total operating income	$88.4	$40.8	$47.6	117%	$305.2	$282.4	$22.8	8%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	December 31,	December 31,
	2008	2007
(in thousands)

Local access lines	779.7	834.3
DSL subscribers	233.2	221.5

Postpaid wireless subscribers	403.7	400.4
Prepaid wireless subscribers	146.9	170.6

Total wireless subscribers	550.6	571.0

Consumer long distance lines	352.7	374.2
Business long distance lines	178.9	174.1

Total long distance lines	531.6	548.3

Data Center and Managed Services
Raised Floor (in square feet)	209,000	144,000
Utilization rate	88%	93%

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)
(In thousands)

	2006				2007				2008
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Local Access Lines

In-Territory:
Primary Residential	547.4	536.7	522.5	510.5	499.1	484.8	468.4	454.2	441.2	427.6	414.5	403.6
Secondary Residential	42.4	40.9	39.2	37.6	36.2	34.9	33.4	32.0	30.7	29.5	28.4	27.2
Business/ Other	290.9	291.3	291.4	288.6	287.6	287.7	286.9	285.8	284.3	283.4	280.2	277.7
Total In-Territory	880.7	868.9	853.1	836.7	822.9	807.4	788.7	772.0	756.2	740.5	723.1	708.5

Out-of-Territory:
Primary Residential	22.8	24.8	26.8	28.1	29.4	30.7	32.0	32.7	32.8	32.7	33.7	34.9
Secondary Residential	1.1	1.1	1.2	1.2	1.2	1.3	1.3	1.3	1.4	1.3	1.3	1.3
Business/ Other	16.3	17.7	19.4	21.0	22.4	24.2	26.7	28.3	30.2	31.2	33.3	35.0
Total Out-of-Territory	40.2	43.6	47.4	50.3	53.0	56.2	60.0	62.3	64.4	65.2	68.3	71.2

Total Access Lines	920.9	912.5	900.5	887.0	875.9	863.6	848.7	834.3	820.6	805.7	791.4	779.7

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)
(Dollars in millions)

	December 31,	December 31,	Change
	2008	2007	$	%

Credit facility, revolver	$73.0	$55.0	$18.0	33%
Credit facility, tranche B term loan	207.0	211.0	(4.0)	(2%)
7 1/4% Senior Notes due 2013	439.9	470.5	(30.6)	(7%)
8 3/8% Senior Subordinated Notes due 2014	572.7	637.4	(64.7)	(10%)
7% Senior Notes due 2015	257.2	250.6	6.6	3%
7 1/4% Senior Notes due 2023	50.0	50.0	-	0%
Accounts receivable securitization facility	75.0	75.0	-	0%
Various Cincinnati Bell Telephone notes	230.0	230.0	-	0%
Capital leases and other debt	55.6	29.6	26.0	88%
Net unamortized premium	0.3	0.6	(0.3)	(50%)

Total debt	1,960.7	2,009.7	(49.0)	(2%)

Less: Interest rate swap asset	(22.4)	(2.9)	(19.5)	n/m
Less: Cash and cash equivalents	(6.7)	(26.1)	19.4	(74%)

Net debt (as defined by the company)	$1,931.6	$1,980.7	$(49.1)	(2%)

Credit facility availability	$151.4	$167.9	$(16.5)	(10%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007

Cash provided by operating activities	$137.6	$99.5	$403.9	$308.8

Capital expenditures	(72.2)	(81.4)	(230.9)	(233.8)
Acquisition of businesses	-	(19.0)	(21.6)	(23.6)
Other, net	1.0	(5.4)	2.0	(6.1)

Cash used in investing activities	(71.2)	(105.8)	(250.5)	(263.5)

Issuance of long-term debt	20.0	0.6	23.0	75.6
Net change in credit facility with initial maturities less than 90 days	(27.0)	15.0	(2.0)	55.0
Repayment of debt	(48.3)	(7.9)	(105.7)	(219.1)
Issuance of common shares - exercise of stock options	-	0.2	0.3	2.5
Preferred stock dividends	(2.6)	(2.6)	(10.4)	(10.4)
Common stock repurchase	(9.3)	-	(76.8)	-
Other, net	(0.5)	(0.2)	(1.2)	(2.2)

Cash used in financing activities	(67.7)	5.1	(172.8)	(98.6)

Net decrease in cash and cash equivalents	(1.3)	(1.2)	(19.4)	(53.3)
Cash and cash equivalents at beginning of period	8.0	27.3	26.1	79.4

Cash and cash equivalents at end of period	$6.7	$26.1	$6.7	$26.1

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net decrease in cash and cash equivalents	$(1.3)	$(1.2)	$(19.4)	$(53.3)
Less adjustments:
Issuance of long-term debt and change in corporate credit facility	7.0	(15.6)	(21.0)	(130.6)
Repayment of debt	48.3	7.9	105.7	219.1
Common stock repurchase	9.3	-	76.8	-
Acquisition of businesses	-	19.0	21.6	23.6

Free cash flow (as defined by the company)	$63.3	$10.1	$163.7	$58.8

Income tax payments	$0.1	$1.0	$2.0	$6.6

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$79.2	$10.5	$4.8	$(6.1)	$88.4
Add:
Depreciation and amortization	26.0	9.2	4.9	0.1	40.2
Restructuring, asset impairment, patent lawsuit and operating tax settlements
	(9.1)	-	0.3	1.6	(7.2)

Adjusted EBITDA (Non-GAAP)	$96.1	$19.7	$10.0	$(4.4)	$121.4

	Three Months Ended December 31, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$35.4	$7.5	$5.9	$(8.0)	$40.8
Add:
Depreciation and amortization	27.4	9.7	2.8	0.1	40.0
Restructuring charges	34.0	2.1	1.0	0.4	37.5

Adjusted EBITDA (Non-GAAP)	$96.8	$19.3	$9.7	$(7.5)	$118.3

Year-over-year dollar change in Adjusted EBITDA	($0.7)	$0.4	$0.3	$3.1	$3.1

Year-over-year percentage change in Adjusted EBITDA	(1% )	2%	3%	(41% )	3%

	Twelve Months Ended December 31, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$261.7	$46.8	$18.1	$(21.4)	$305.2
Add:
Depreciation and amortization	101.9	35.5	16.3	0.2	153.9
Restructuring, asset impairment, patent lawsuit and operating tax settlements
	18.1	0.5	0.7	1.8	21.1

Adjusted EBITDA (Non-GAAP)	$381.7	$82.8	$35.1	$(19.4)	$480.2

	Twelve Months Ended December 31, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$252.5	$34.3	$18.1	$(22.5)	$282.4
Add:
Depreciation and amortization	105.5	37.8	7.4	0.1	150.8
Restructuring charges	36.1	2.1	1.0	0.6	39.8

Adjusted EBITDA (Non-GAAP)	$394.1	$74.2	$26.5	$(21.8)	$473.0

Year-over-year dollar change in Adjusted EBITDA	($12.4)	$8.6	$8.6	$2.4	$7.2

Year-over-year percentage change in Adjusted EBITDA	(3%)	12%	32%	(11%)	2%

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
							Three
		Three					Months Ended
		Months Ended				Patent	December 31, 2008
		December 31, 2008	Restructuring	Debt	Operating Tax	Lawsuit	Before Special Items
		(GAAP)	Charges	Extinguishment	Settlement	Settlement	(Non-GAAP)
			A	B	C	D
	Revenue	$356.8	$-	$-	$-	$-	$356.8

	Costs and expenses
	Cost of services and products	166.2	-	-	-	-	166.2
	Selling, general and administrative	71.2	-	-	-	(2.0)	69.2
	Depreciation and amortization	40.2	-	-	-	-	40.2
	Restructuring charges	1.0	(1.0)	-	-	-	-
	Operating tax settlement	(10.2)	-	-	10.2	-	-
	Operating income	88.4	1.0	-	(10.2)	2.0	81.2

	Interest expense	33.6	-	-	-	-	33.6
	Gain on extinguishment of debt	(11.9)	-	11.9	-	-	-
	Other expense, net	3.6	-	-	-	-	3.6

	Income before income taxes	63.1	1.0	(11.9)	(10.2)	2.0	44.0
	Income tax expense	25.6	0.4	(4.8)	(4.1)	0.8	17.9

	Net income	37.5	0.6	(7.1)	(6.1)	1.2	26.1

	Preferred stock dividends	2.6	-	-	-	-	2.6

	Net income applicable to common shareowners	$34.9	$0.6	$(7.1)	$(6.1)	$1.2	$23.5

	Weighted average diluted common shares	230.0	230.0	230.0	230.0	230.0	230.0

	Diluted earnings per common share	$0.15	$0.00	$(0.03)	$(0.03)	$0.01	$0.10

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program.

B	Gain on repurchase of bonds.

C	Operating tax settlement resulting from the Company's resolution of a contingent liability from prior years related to past filing positions that were being questioned by regulatory agencies.

D	Settlement and legal costs related to a patent lawsuit which settled in the fourth quarter.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
								Twelve
		Twelve						Months Ended
		Months Ended			Gain on		Patent	December 31, 2008
		December 31, 2008	Restructuring	Asset	Debt	Operating Tax	Lawsuit	Before Special Items
		(GAAP)	Charges	Impairment	Extinguishment	Settlement	Settlement	(Non-GAAP)
			A	B	C	D	E
	Revenue	$1,403.0	$-	$-	$-	$-	$-	$1,403.0

	Costs and expenses
	Cost of services and products	639.8	-	-	-	-	-	639.8
	Selling, general and administrative	285.0	-	-	-	-	(2.0)	283.0
	Depreciation and amortization	153.9	-	-	-	-	-	153.9
	Restructuring charges	28.1	(28.1)	-	-	-	-	-
	Operating tax settlement	(10.2)	-	-	-	10.2	-	-
	Asset impairment	1.2	-	(1.2)	-	-	-	-
	Operating income	305.2	28.1	1.2	-	(10.2)	2.0	326.3

	Interest expense	139.7	-	-	-	-	-	139.7
	Gain on extinguishment of debt	(14.1)	-	-	14.1	-	-	-
	Other expense, net	3.4	-	-	-	-	-	3.4

	Income before income taxes	176.2	28.1	1.2	(14.1)	(10.2)	2.0	183.2
	Income tax expense	73.6	11.2	0.5	(5.6)	(4.1)	0.8	76.4

	Net income	102.6	16.9	0.7	(8.5)	(6.1)	1.2	106.8

	Preferred stock dividends	10.4	-	-	-	-	-	10.4

	Net income applicable to common shareowners	$92.2	$16.9	$0.7	$(8.5)	$(6.1)	$1.2	$96.4

	Weighted average diluted common shares	242.7	242.7	242.7	242.7	242.7	242.7	242.7

	Diluted earnings per common share	$0.38	$0.07	$0.00	$(0.03)	$(0.03)	$0.01	$0.40

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program.

B	Asset impairment charge for discontinued software.

C	Gain on repurchase of bonds.

D	Operating tax settlement resulting from the Company's resolution of a contingent liability from prior years related to past filing positions that were being questioned by regulatory agencies.

E	Settlement and legal costs related to a patent lawsuit which settled in the fourth quarter.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
					Three
		Three			Months Ended
		Months Ended			December 31, 2007
		December 31,	Restructuring		Before Special Items
		2007 (GAAP)	Charges		(Non-GAAP)
			B
	Revenue	$359.9	$-		$359.9

	Costs and expenses
	Cost of services and products	172.2	-		172.2
	Selling, general and administrative	69.4	-		69.4
	Depreciation and amortization	40.0	-		40.0
	Restructuring charges	37.5	(37.5)		-
	Operating income	40.8	37.5		78.3

	Interest expense	37.8	-		37.8
	Other income	(0.4)	-		(0.4)

	Income before income taxes	3.4	37.5		40.9
	Income tax expense	2.7	15.0		17.7

	Net income	0.7	22.5		23.2

	Preferred stock dividends	2.6	-		2.6

	Net income (loss) applicable to common shareowners	$(1.9)	$22.5		$20.6

	Weighted average diluted common shares	247.6	257.2	A	257.2

	Diluted earnings (loss) per common share	$(0.01)	$0.09		$0.08

A	Shares have been adjusted for dilutive common stock equivalents that result after excluding the special items from earnings.

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

B	Charge for previously announced voluntary retirement program for management and anticipated workforce reductions.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
					Twelve
		Twelve			Months Ended
		Months Ended			December 31, 2007
		December 31,	Restructuring	Dividend From	Before Special Items
		2007 (GAAP)	Charges	Investment	(Non-GAAP)
			A	B
	Revenue	$1,348.6	$-	$-	$1,348.6

	Costs and expenses
	Cost of services and products	609.7	-	-	609.7
	Selling, general and administrative	265.9	-	-	265.9
	Depreciation and amortization	150.8	-	-	150.8
	Restructuring charges	39.8	(39.8)	-	-
	Operating income	282.4	39.8	-	322.2

	Interest expense	154.9	-	-	154.9
	Other income, net	(2.4)	-	1.9	(0.5)

	Income before income taxes	129.9	39.8	(1.9)	167.8
	Income tax expense	56.7	15.9	(0.8)	71.8

	Net income	73.2	23.9	(1.1)	96.0

	Preferred stock dividends	10.4	-	-	10.4

	Net income applicable to common shareowners	$62.8	$23.9	$(1.1)	$85.6

	Weighted average diluted common shares	256.8	256.8	256.8	256.8

	Diluted earnings per common share	$0.24	$0.09	$0.00	$0.33

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge for previously announced voluntary retirement program for management and anticipated workforce reductions.

B	One-time dividend received from cost investment.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2009 Operating Income (GAAP) Guidance	$321

Add:
Depreciation and amortization	160
Restructuring charges	(1)

2009 Adjusted EBITDA Guidance	$480

CONTACT:
Cincinnati Bell Inc.
Investor / Media contact:
Shane Brown, 513-397-1118
shane.brown@cinbell.com